Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Air Products and Chemicals, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-132599, 333-141336, 333-141337, 333-149813, 333-158101, 333-158102, 333-165563, 333-172889, 333-172890, 333-180122, 333-180123, 333-188643, 333-196000, 333-204387, and 333-204388) on Form S-8 and registration statement (No. 333-200537) on Form S-3 of Air Products and Chemicals, Inc. of our report dated 24 November 2015, with respect to the consolidated balance sheets of Air Products and Chemicals, Inc. and Subsidiaries as of 30 September 2015 and 2014, and the related consolidated income statements, consolidated comprehensive income statements, consolidated statements of equity, and cash flows for each of the years in the three-year period ended 30 September 2015, the effectiveness of internal control over financial reporting as of 30 September 2015, and the related financial statement schedule which report appears in the 30 September 2015 Annual Report on Form 10-K of Air Products and Chemicals, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

24 November 2015